UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A/A

(Amendment No. 2)

For Registration of Certain Classes of Securities

Pursuant to Section 12(b) or 12(g) of

the Securities Exchange Act of 1934

APACHE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	41-0747868
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

2000 Post Oak Boulevard Suite 100 Houston, Texas	77056-4400
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Preferred Stock Purchase Rights	New York Stock Exchange, Chicago Stock Exchange, NASDAQ National Market

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:

None.

Securities to be registered pursuant to Section 12(g) of the Act:

N/A

(Title of class)

This Form 8-A/A is filed by Apache Corporation (the “Company”) to reflect the expiration of the preferred stock purchase rights (the “Rights”) registered on the Form 8-A filed by the Company on January 24, 1996, as amended on February 3, 2006.

Item 1.	Description of Registrant’s Securities to Be Registered

On March 7, 2014, the Company entered into an amendment (the “Amendment”) to the Rights Agreement dated as of January 31, 1996, and amended as of January 31, 2006, by and between the Company and Wells Fargo Bank, N.A. (successor to Norwest Bank Minnesota, N.A.) as rights agent. The Amendment accelerated the expiration of the Rights from January 31, 2016, to the close of business on March 7, 2014, and had the effect of terminating the Rights Agreement on that date. At the time of the termination of the Rights Agreement, all of the Rights distributed to the holders of the Company’s common stock pursuant to the Rights Agreement expired.

The foregoing is a summary of the terms of the Amendment. The summary does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is attached as Exhibit 4.3 and incorporated herein by reference.

Item 2.	Exhibits

Exhibit 3.1	Form of Certificate of Designations, Preferences and Rights of Series A Junior Participating Preferred Stock (incorporated by reference to Exhibit 3.3 to the Company’s Annual Report on Form 10-K for year ended December 31, 1995, SEC File No. 1-4300).

Exhibit 4.1	Rights Agreement, dated as of January 31, 1996 by and between Apache Corporation and Norwest Bank Minnesota, N.A., as rights agent (incorporated by reference to Exhibit (a) to the Company’s Registration Statement on Form 8-A, dated and filed January 24, 1996, SEC File No. 1-4300).

Exhibit 4.2	Amendment No. 1 to Rights Agreement, dated as of January 31, 2006, by and between the Company and Wells Fargo Bank, N.A. (successor to Norwest Bank Minnesota, N.A.), as rights agent (incorporated by reference to Exhibit 4.4 to the Company’s Registration Statement on Form 8-A/A, dated January 31, 2006, filed February 3, 2006, SEC File No. 1-4300).

Exhibit 4.3	Amendment No. 2 to Rights Agreement, dated as of March 7, 2014, by and between the Company and Wells Fargo Bank, N.A., as rights agent (filed herewith).

Signature

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

APACHE CORPORATION
Date: March 10, 2014
	By:	/s/ Thomas P. Chambers
Thomas P. Chambers
Senior Vice President, Finance

INDEX TO EXHIBITS

Exhibit 3.1	Form of Certificate of Designations, Preferences and Rights of Series A Junior Participating Preferred Stock (incorporated by reference to Exhibit 3.3 to the Company’s Annual Report on Form 10-K for year ended December 31, 1995, SEC File No. 1-4300).

Exhibit 4.1	Rights Agreement, dated as of January 31, 1996 by and between Apache Corporation and Norwest Bank Minnesota, N.A., as rights agent (incorporated by reference to Exhibit (a) to the Company’s Registration Statement on Form 8-A, dated and filed January 24, 1996, SEC File No. 1-4300).

Exhibit 4.2	Amendment No. 1 to Rights Agreement, dated as of January 31, 2006, by and between the Company and Wells Fargo Bank, N.A. (successor to Norwest Bank Minnesota, N.A.), as rights agent (incorporated by reference to Exhibit 4.4 to the Company’s Registration Statement on Form 8-A/A, dated January 31, 2006, filed February 3, 2006, SEC File No. 1-4300).

Exhibit 4.3	Amendment No. 2 to Rights Agreement, dated as of March 7, 2014, by and between the Company and Wells Fargo Bank, N.A., as rights agent (filed herewith).

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